UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2022

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

$7,500,000 Tourism Development District (“TDD”) Bond Proceeds

On October 19, 2022, HOF Village Center for Performance, LLC (“HOFV CFP”), a wholly-owned subsidiary of Hall of Fame Resort & Entertainment Company (the “Company”), received proceeds from the sale by Stark County Port Authority (the “Port Authority”), of $7,500,000 principal amount of tourism development district special obligation bonds (the “TDD Bonds”) issued October 19, 2022, to Director of Development of the State of Ohio, acting on behalf of the State of Ohio. HOFV CFP must use the funds to pay, or for reimbursement of payment of, project costs associated with the Center for Performance being constructed by HOFV CFP (the “Center for Performance”).

The Center for Performance is part of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus (“Hall of Fame Village”). The facilities and other improvements being constructed, and contemplated to be constructed, as part of Hall of Fame Village, are located and to be located within a tourism development district (a “Tourism Development District”) established by the City of Canton (the “HOFV TDD”). The HOFV TDD district was created with the intent of levying certain taxes and charges within its boundaries, the proceeds of which would be used to foster and develop tourism within the HOFV TDD (“TDD Revenues”).

Interest rate on the TDD Bonds is 5.413%. The term of the TDD Bonds is approximately 24.75 years, with first principal and interest payment due December 1, 2022 and final payment December 1, 2046.

The TDD Revenues, net of a fee charged by the City of Canton equal to 1% of the admissions tax collections, are required to be deposited in the City’s HOFV Fund, a special fund created by the City (the “City HOFV Fund”). Money in the City HOFV Fund is authorized by ordinance to be used, pursuant to requisition requests from the Company, for the purposes for paying for, or providing reimbursement for payments made, for costs associated with the HOFV TDD incurred to foster and develop tourism. Under an existing Development Agreement between HOF Village, LLC (predecessor of the Company) and City of Canton, the City agreed to enter into a cooperative agreement whereby the City would pledge the net TDD Revenues (“City Pledged Revenue”) to the TDD Bonds trustee, as the primary source of repayment of obligations issued by the Port Authority, the payment of which is intended to be secured by a pledge of the City Pledged Revenue.

Payment Guaranty; Loan Agreement; Mortgage; Intercreditor Agreement

In connection with the issuance of TDD Bonds by the Port Authority, the Treasurer of the State of Ohio issued $7,500,000 principal amount economic development revenue bonds of the State of Ohio (Ohio Enterprise Bond Fund) (“OEBF Bonds”), the proceeds of which were used to purchase the TDD Bonds in accordance with a loan (the “Loan”) to the Port Authority under the terms of a Loan Agreement, dated October 1, 2022 (the “Loan Agreement”) by and among the Director of Development of the State of Ohio, acting on behalf of the State of Ohio, as lender, the Port Authority, as borrower, and HOFV CFP, as beneficiary. The Loan Agreement provides for the execution and delivery of certain other documents (the “Loan Documents”). Pursuant to the Loan Agreement, the Director loaned the proceeds from the sale of the OEBF Bonds (the “Loan”), to the Port Authority, and the TDD Bonds Beneficiary agreed to construct, own, and operate the Project, as described in the Loan Agreement. The interest rate and term of the OEBF Bonds is the same as the TDD Bonds. The loan payments under the Loan Agreement shall also be deemed repayments under the TDD Bonds.

On October 19, 2022, as a condition precedent to disbursement of the Loan proceeds, HOF Village Newco, LLC (“Newco”), a wholly-owned subsidiary of the Company, entered into a Payment Guaranty (the “Payment Guaranty”) to and for the benefit of the Director, and The Huntington National Bank, as trustee (the “Trustee”) under the trust agreement for the OEBF Bonds. Under the Payment Guaranty, Newco guarantees the payment of any “Shortfall”, defined as the difference between TDD Revenues available for payment of, and the amounts required to be paid for, debt service and obligations owed by the Port Authority and the TDD Bonds Beneficiary under the Loan Agreement.

As security for the prompt and complete payment and performance when due of all of the obligations of the Port Authority, as borrower, under the Loan Agreement, HOFV CFP has entered into the Mortgage, dated and recorded in the Stark County, Ohio Recorder’s Office (the “Recording Office”) on October 19, 2022 (the “Mortgage”), under which HOFV CFP has granted a security interest in the Center for Performance, including buildings, fixtures and equipment, all revenues derived from leases or subleases of the Center for Performance, proceeds from any insurance claims, and other interests (the “HOFV Collateral”). HOFV CFP also entered into an intercreditor and subordination agreement (the “Intercreditor Agreement”) by and among the Director of Development of the State of Ohio, as junior lender, acting on behalf of the State of Ohio (the “State”); Midwest Lender Fund, LLC, as senior lender, and HOFV CFP, as borrower and recorded in Recording Office on October 19, 2022. Under the Intercreditor Agreement, the lenders set forth therein certain agreements among them regarding their respective priorities regarding collection of their respective loans to HOFV CFP, notwithstanding the date the loans were or are made or the date that any funds were or shall be advanced thereunder.

In connection with entering into the Payment Guaranty, the Loan Agreement, and the Intercreditor Agreement, the Company paid customary fees and expenses.

The foregoing description of the Payment Guaranty, the Loan Agreement, and the Intercreditor Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Payment Guaranty, the Loan Agreement, and the Intercreditor Agreement, which are attached as Exhibits 10.1 to 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Payment Guaranty, dated October 19, 2022, by HOF Village Newco, LLC to and for the benefit of the Director of Development of the State of Ohio, and The Huntington National Bank, as trustee
10.2	Loan Agreement, dated October 1, 2022, among the Director of Development of the State of Ohio, the Stark County Port Authority, as borrower, and the HOF Village Center for Performance, LLC, as TDD bonds beneficiary
10.3	Intercreditor and Subordination Agreement, dated October 1, 2022, by and among the Director of Development of the State of Ohio, acting on behalf of the State of Ohio, as junior lender; Midwest Lender Fund, LLC, as senior lender; and HOF Village Center for Performance, LLC, as borrower
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
Name: Michael Crawford
Title: President and Chief Executive Officer

Dated: October 25, 2022

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